Exhibit 3.40

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:18 PM 12/20/2012
FILED 05:13 PM 12/20/2012
SRV 121374014 - 5263687 FILE

CERTIFICATE OF FORMATION

OF

SCIENTIFIC GAMES NEW JERSEY, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, an authorized person for Scientific Games New Jersey, LLC, a Delaware limited liability company (the “Company”), does hereby certify as follows:

FIRST:                                     The name of the Company is SCIENTIFIC GAMES NEW JERSEY, LLC.

SECOND:                      The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, New Castle County, 19808. The name of the registered agent of the Company at such address is Corporation Service Company.

IN WITNESS WHEREOF, this Certificate of Formation has been executed by an authorized person this 20th day of December, 2012.

By:	/s/ Pamela M. Capps
Pamela M. Capps
Authorized Person